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                                                                     EXHIBIT 4.3

                     ULTRAVISUAL MEDICAL SYSTEMS CORPORATION

                             2000 STOCK OPTION PLAN

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                     UltraVisual Medical Systems Corporation
                             2000 Stock Option Plan

                                TABLE OF CONTENTS

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ARTICLE 1.ESTABLISHMENT, PURPOSE, AND DURATION..........    1

1.1      Establishment of the Plan......................    1

1.2      Purpose of the Plan............................    1

1.3      Duration of the Plan...........................    1

ARTICLE 2.DEFINITIONS...................................    1

ARTICLE 3.ADMINISTRATION................................    5

3.1      The Committee..................................    5

3.2      Authority of the Committee.....................    5

3.3      Decisions Binding..............................    5

3.4      Limitation on Liability........................    6

ARTICLE 4.SHARES SUBJECT TO THE PLAN....................    6

4.1      Maximum Number of Shares Subject to the Plan...    6

4.2      Additional Shares..............................    6

4.3      Adjustments in Authorized Shares and Options...    6

ARTICLE 5.ELIGIBILITY AND PARTICIPATION.................    7

5.1      Eligibility....................................    7

5.2      Actual Participation...........................    7

ARTICLE 6.STOCK OPTIONS.................................    7

6.1      Grant of Options...............................    7

6.2      Option Award Agreement.........................    7

6.3      Option Price...................................    7

6.4      Duration of Options............................    7

6.5      Option Transfer Restrictions...................    8

6.6      Exercise of Option.............................    8

6.7      Payment........................................    8

6.8      Securities Law Requirements....................    9
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
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6.9      Shareholders Agreement; Restrictions on Share Transferability........    9

6.10     Termination of Employment Due to Death, Disability or Retirement.....    9

6.11     Termination of Employment for Other Reasons..........................   10

6.12     Termination of Services as a Director................................   10

6.13     Termination of Services as a Consultant..............................   10

6.14     Status as Shareholder................................................   11

6.15     Action by the Company................................................   11

ARTICLE 7.BENEFICIARY DESIGNATION.............................................   11

ARTICLE 8.DEFERRALS...........................................................   11

ARTICLE 9.RIGHTS OF EMPLOYEES.................................................   11

9.1      Employment...........................................................   11

9.2      Participation........................................................   12

ARTICLE 10.CHANGE IN CONTROL..................................................   12

ARTICLE 11.AMENDMENT, MODIFICATION, AND TERMINATION...........................   12

ARTICLE 12.WITHHOLDING........................................................   12

12.1     Tax Withholding......................................................   12

12.2     Share Withholding....................................................   12

ARTICLE 13.INDEMNIFICATION....................................................   12

ARTICLE 14.SUCCESSORS.........................................................   13

ARTICLE 15.LEGAL CONSTRUCTION.................................................   13

15.1     Gender and Number....................................................   13

15.2     Severability.........................................................   13

15.3     Requirements of Law..................................................   13

15.4     Governing Law........................................................   13

15.5     Awards to Foreign Nationals and Employees Outside the United States..   13

15.6     Unfunded Status of the Plan..........................................   14
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                     ULTRAVISUAL MEDICAL SYSTEMS CORPORATION
                             2000 STOCK OPTION PLAN

                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

      1.1 Establishment of the Plan. UltraVisual Medical Systems Corporation, a
Delaware corporation (the "Company"), hereby establishes a stock option plan to be known as the UltraVisual Medical Systems Corporation 2000 Stock Option Plan
(the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Stock Options and Nonqualified Stock Options. Upon approval by the
Board of Directors of the Company, subject to ratification by an affirmative vote of holders of a majority of the Shares of the Company, the Plan shall become effective as of June 30, 2000 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

      1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of those Company shareholders, and by providing
Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation is dependent.

      1.3 Duration of the Plan. Subject to approval by the Board of Directors and ratification by the shareholders of the Company, the Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 11 herein, until all Shares subject to it have been purchased according to the Plan's provisions. However, in no event may an Award be granted under the Plan more than ten years after the Effective Date.

                             ARTICLE 2. DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word or words is capitalized:

      "Affiliate" means (i) a member of a controlled group of corporations of which the Company is a member; or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with
Section 414(c) of the Code and the regulations issued thereunder; or (iii) any other entity of which the Company is the direct or indirect beneficial owner of not less than fifty percent (50%) of all issued and outstanding equity interests. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

      "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options or Incentive Stock Options.

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      "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under this Plan.

      "Beneficial Owner" shall have the meaning ascribed to such term in Rule
13d-3 of the General Rules and Regulations under the Exchange Act.

      "Board" or "Board of Directors" means the board of directors of the Company.

      "Cause" means, (i) if such Participant has a written employment agreement with the Company in effect at the time of such Participant's termination of employment with the Company which includes a definition of "Cause" (or its like), any meaning assigned to such word (or its like) as defined in said employment agreement; or (ii) if no such employment agreement is then in effect, the term "Cause" shall have the following meanings: (A) willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company, (B) Participant has breached a material provision of any agreement to which Participant and the Company are parties; (C) the commission by a Participant of one or more acts which constitute an indictable crime under United States Federal, state, or local law, or (D) the willful and continued failure of a Participant to substantially perform his or her duties with or for the Company or a Subsidiary. "Cause" under either (A), (B), (C) or
(D) shall be determined in good faith by the Committee.

      "Change in Control" of the Company shall be deemed to have occurred, unless the Participant's employment agreement with the Company's states otherwise, as of the first day that any one or more of the following conditions shall have been satisfied:

            (i) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding securities; or

            (ii)  During any period of two (2) consecutive years (not including
                  2000 or any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director who was nominated by the Board or a Director) cease to constitute a majority thereof at the end of such period; or

            (iii) The stockholders of the Company approve (A) a plan of complete liquidation of the Company, (B) an agreement for the sale or disposition of all or substantially all the Company's assets, or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization

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                   that would result in the voting securities of the Company
                   outstanding immediately prior thereto continuing to represent
                   (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting
                   securities of the Company (or such surviving entity)
                   outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a "Change in Control" be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group that consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group
(except for (i) passive ownership of less than three percent (3%) of the stock of the purchasing company or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing
Directors).

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Committee" means, as applicable, the Board or the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

      "Company" means UltraVisual Medical Systems Corporation, a Delaware corporation, or any successor thereto as provided in Article 14 herein.

      "Consultant" means an individual who performs services for the Company or an Affiliate, but who is not an Employee or a Director.

      "Director" means any individual who is a member of the Board of Directors.

      "Disability" means, (i) if such Participant has a written employment agreement with the Company in effect at the time of such Participant's termination of employment with the Company which includes a definition of "Disability" (or its like), any meaning assigned to such word (or its like) as defined in said employment agreement; or (ii) if no such employment agreement is then in effect, the term "Disability" shall mean a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Company in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Company, who are qualified to give professional medical advice.

      "Effective Date" has the meaning set forth in Section 1.1.

      "Employee" means any full-time employee of the Company or an Affiliate.
Directors who are not otherwise employed full-time by the Company shall not be considered Employees under this Plan.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

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      "Fair Market Value" means:

            (a) the average of the high and low prices of publicly traded Shares on the national securities exchange on which the Shares as listed (if the Shares are so listed) or on the NASDAQ National Market System (if the Shares are regularly quoted on the NASDAQ National Market System);

            (b) if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market;

            (c) if such bid and asked prices are not available, as reported by an nationally recognized quotation service selected by the Committee; and

            (d) if a nationally recognized quotation service is not available, as determined by the Committee in its reasonable discretion.

      "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

      "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock
Option.

      "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

      "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

      "Participant" means an Employee, a Director or a Consultant who has outstanding an Award granted under the Plan.

      "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

      "Plan' has the meaning set forth in Section 1.1.

      "Retirement" shall mean termination of employment after attaining age 65.

      "Shares" means the shares of common stock, par value $0.01 per share, of the Company.

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                            ARTICLE 3. ADMINISTRATION

      3.1 The Committee. The Plan shall be administered by the Committee consisting of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

      3.2 Authority of the Committee. Unless otherwise determined by the Board, the Committee shall have full authority and discretion to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan, including, without limitation, the following actions:

            (a)   To interpret the Plan and to apply its provisions;

            (b) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

            (c) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

            (d) To determine when Participants are to be granted Awards under the Plan;

            (e)   To select the Participants;

            (f) To determine the number of Shares to be made subject to each Option;

            (g) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as an NSO, and to specify the provisions of the Stock Option Agreement relating to such Option;

            (h) To amend any outstanding Stock Option Agreement subject to applicable legal restrictions and to the consent of the Participant who entered into such agreement;

            (i) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

            (j) To take any other actions deemed necessary or advisable for the administration of the Plan.

The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under the Plan and any determination by the Committee under any provision of the Plan or any such Option shall be final and conclusive. As permitted by law, the Committee may delegate its authority identified hereunder.

      3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all determinations, decisions, related orders or resolutions of the Board pursuant to the provisions of the Plan shall be final, conclusive, and

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binding on all persons, including the Company, its stockholders, Employees,
Directors, Consultants, Participants, and their estates and beneficiaries.

      3.4 Limitation on Liability. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorney's fees) arising therefrom to the full extent permitted by law and under any directors and officers liability insurance coverage which may be in effect from time to time.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

      4.1 Maximum Number of Shares Subject to the Plan. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed 4,000,000. These 4,000,000 Shares may be either authorized but unissued or reacquired Shares.

      The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

            (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

            (b) The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

            (c) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2 herein).

      4.2 Additional Shares. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

      4.3 Adjustments in Authorized Shares and Options. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding
Options, granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

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                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

      5.1 Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

      5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors, and Consultants and grant an award to an Employee, Director or Consultant and determine the nature and amount of such Award.

                            ARTICLE 6. STOCK OPTIONS

      6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee, Director, and Consultant. The Committee may grant ISOs only to Employees. The aggregate Fair Market Value (determined at the date of the grant) of the Shares with respect to which ISOs are exercisable by an Employee during any calendar year (granted under this Plan and all other ISO plans of the Company, a related corporation or a predecessor corporation) shall not exceed
$100,000 or such other limit as may be prescribed by the Code. Any Option which is identified as an ISO but exceeds the above annual limit or otherwise fails to qualify for treatment as an ISO shall not be void but rather shall be a NQSO.

      6.2 Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, a vesting schedule (which may be different for each Participant) and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under the Code provisions of Section 422.

      6.3 Option Price. The Option Price for each grant of an Option to an Employee, Director, or Consultant shall be determined by the Committee. The
Option Price for an ISO shall not be less than the Fair Market Value of the Shares at the date of grant as determined by the Committee; provided, further that with respect to ISOs granted to shareholders owning more than ten percent
(10%) of the issued and outstanding Shares, the Option Price shall not be less than 110% of the Fair Market Value of the Shares at the date of the grant.

      6.4 Duration of Options. Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant, that no NQSO shall be exercisable later than the tenth (10th) anniversary date of its grant, and that no ISO granted to a shareholder owning more than ten percent (10%) of the issued and outstanding Shares shall be exercisable later than the fifth (5th) anniversary date of its grant.

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      6.5 Option Transfer Restrictions. Notwithstanding any other provisions of the Plan, unless the Committee otherwise provides in the Award Agreement, no option granted under this Plan may be transferred, except upon the death of the
Participant to such Participant's estate or the administrator(s) or executor(s)
of that estate (this exception does not extend to or permit the distribution or other transfer by that estate or executor(s) or administrator(s) to the
Participant's heirs or other beneficiaries of the estate). In addition, Options granted under the Plan shall be subject to such other restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

      6.6 Exercise of Option. Each Option shall be exercisable in accordance with the Award Agreement evidencing the granting of such Option and the provisions of this Plan. Options shall be exercised by the delivery of a written notice of exercise in the form attached hereto as Exhibit A (the "Exercise
Notice") to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and any withholding tax relating to the Option.

      6.7 Payment.

      (a) The Option Price, and any related withholding taxes, upon exercise of any Option shall be payable to the Company in full either (i) in cash or its equivalent, (ii) at the discretion of the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iii) by a combination of (i) and (ii).

      (b) The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

      (c) The Committee may, but shall not be obligated to, authorize the Company on such terms and conditions as it deems appropriate in each case, to accept the surrender by the Participant of the right to exercise an Option granted under the Plan in consideration for the payment by the Company of an amount equal to the excess of the fair market value of the shares subject to such Option (or portion thereof) surrendered over the Option price of such shares. Such payment, at the discretion of the Committee, may be made in Shares valued at the then Fair Market Value thereof or in cash or partly in cash and partly in Shares. Any Option surrendered as provided in this Section 6.7(c) shall be canceled by the Company and not be subject to further grant.

      (d) As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s); provided, however, that if any law or regulation requires the Company to take action with respect to the Shares specified in the Exercise Notice before issuance thereof, the date of delivery of such Shares shall then be extended for the period necessary to take such action.

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      6.8 Securities Law Requirements. No Option granted under this Plan may be exercised unless, at the time of exercise, the Shares to be issued qualify for exemption from, or are registered pursuant to, applicable federal and state security laws. In the event there shall not then be on file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, an effective registration statement, including a prospectus related to the Shares subject to the Option, the Participant will execute and deliver to the Company prior to receipt by him or her of any such Shares under this Plan, an Investment
Representation Statement in the form attached hereto as Exhibit B.

      6.9 Shareholders Agreement; Restrictions on Share Transferability. As a condition precedent to a Participant's exercise of an Option, such Participant shall be required to execute a shareholders agreement with the Company and certain other shareholders. Such shareholders agreement shall contain restrictions concerning the transferability of Shares and may contain, at the Company's option, rights of first refusal granted to the Company and other provisions pertaining to redemption of such Participant's Shares and other types of restrictions, requirements, and obligations imposed upon Participant.

      6.10 Termination of Employment Due to Death, Disability or Retirement.
Unless a Participant's employment agreement with the Company or the Award
Agreement states otherwise, the following shall apply to each Participant:

            (a) Termination by Death. In the event the employment of an Employee is terminated by reason of death, all outstanding Options granted to that Employee that are not vested shall be immediately forfeited to the Company and all outstanding Options that are vested shall remain exercisable at any time prior to their expiration date, or for thirteen (13) months after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Employee's beneficiary, or by such persons that have acquired the Employee's rights under the Option by will or by the laws of descent and distribution.

            (b) Termination by Disability. In the event the employment of an Employee is terminated by reason of Disability, all outstanding Options granted to that Employee that are not vested shall as of the date the Committee determines the definition of Disability to have been satisfied be immediately forfeited to the Company, and all outstanding Options that are vested shall remain exercisable at any time prior to their expiration date, or for thirteen (13) months after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

            (c) Termination by Retirement. In the event the employment of an Employee is terminated by reason of Retirement, the Committee shall retain discretion over the treatment of Options.

            (d) Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code, may not be available if the Options are not exercised within the Section 422 prescribed time periods after each of the various types of employment termination.

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      6.11 Termination of Employment for Other Reasons. Except as otherwise provided in a Participant's employment agreement with the Company or in the
Participant's Award Agreement, if the employment of an Employee shall terminate for any reason other than the reasons set forth in Section 6.10 (and other than for Cause), all Options held by the Employee that are not vested as of the effective date of employment termination immediately shall be forfeited to the
Company (and shall once again become available for grant under the Plan).
However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate.

      Options that are vested as of the effective date of employment termination may be exercised by the Employee within the period beginning on the effective date of employment termination, and ending thirty (30) days after such date or on such later date as is approved by the Committee or as stated in the Award
Agreement. A leave of absence approved in writing by the Board shall not be a termination of employment for purposes of the Plan, but Options may not be exercised during any such leave of absence.

      If the employment of an Employee is terminated by the Company for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

      6.12 Termination of Services as a Director. Except as provided in a Director's Award Agreement, if a Director's tenure ends because of death, Disability, Retirement, or for other reasons, all outstanding Options granted to that Director that are not vested shall be immediately forfeited to the Company as of the Director's last day of service as a Director of the Company. For purposes of this Section 6.12, Retirement with respect to a Director shall mean the date of the Company's annual shareholders meeting at which such Director, but for said Retirement, would be a nominee for election to the Board. Following the date on which the Director ceases to serve as a Director, other than as a result of removal for Cause, all outstanding Options that are vested shall remain exercisable, to the extent such Options may be exercised pursuant to this Plan, until the earlier of the following: (i) one year from the date the Director ceases to serve in such capacity; or (ii) the expiration of the original Option term. If a Director is removed for Cause, all outstanding
Options held by the Director shall be immediately forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

      6.13 Termination of Services as a Consultant. Except as provided in a Consultant's consulting agreement with the Company or the Award Agreement, if a Consultant's engagement ends because of death, Disability, or any other reason, all outstanding Options granted to that Consultant that are not vested shall be immediately forfeited to the Company as of the Consultant's last day of service as a Consultant to the Company. Following the date on which the Consultant ceases to serve as a Consultant, other than removal for Cause, all outstanding
Options that are vested shall remain exercisable, to the extent such options may be exercised pursuant to this Plan, until the earlier of the following: (i) six months from the date the Consultant ceases to serve in such capacity; or (ii) the expiration of the original option term. If a

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Consultant's services are terminated for Cause, all outstanding options shall be immediately forfeited to the Company and no additional exercise period shall be allowed regardless of the vested status of the Options.

      6.14 Status as Shareholder. Neither the Participant nor his executor, administrator, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect to the Shares issuable upon exercise of any Option, unless and until the Option has been exercised and certificates representing such shares shall have been issued and delivered to the Participant.

      6.15 Action by the Company. The existence of Options shall not impair the right of the Company or its shareholders to make or effect any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

                       ARTICLE 7. BENEFICIARY DESIGNATION

      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when any necessary spousal consent is obtained and filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                              ARTICLE 8. DEFERRALS

      The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option and applicable withholding taxes related thereto. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                         ARTICLE 9. RIGHTS OF EMPLOYEES

      9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment either at any time, in the case of an at-will employee, or consistent with the terms of Employee's employment agreement with the Company, nor confer upon any Employee any right to continue in the employ of the Company. For purposes of the Plan, transfer of employment of a Participant between the Company and an Affiliate (or among Affiliates) shall not be deemed a termination of employment.

                                       11

      9.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                          ARTICLE 10. CHANGE IN CONTROL

      Except as provided in a Participant's employment agreement with the Company or a Participant's Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of the Plan, the following shall apply:

            (a) Any and all Options granted hereunder shall become immediately exercisable; and

            (b) Subject to Article 11 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

              ARTICLE 11. AMENDMENT, MODIFICATION, AND TERMINATION

      The Board of Directors of the Company may at any time suspend or terminate the Plan. The Board of Directors of the Company may also at any time amend or revise the terms and provisions of the Plan. No termination, suspension or modification of the Plan may, without the consent of the person to whom any Option shall theretofore have been granted, adversely affect the rights of such person under such Option, except that the Company may require all of the Options issued under the Plan be surrendered in connection with a merger, consolidation or reorganization, or the sale of substantially all of the Company's stock or assets but only as and to the extent provided under the terms of an Award Agreement or other agreement with the Participant.

                             ARTICLE 12. WITHHOLDING

      12.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.

      12.2 Share Withholding. With respect to withholding required upon the exercise of Options or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant.

                           ARTICLE 13. INDEMNIFICATION

      Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                             ARTICLE 14. SUCCESSORS

      All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                         ARTICLE 15. LEGAL CONSTRUCTION

      15.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      15.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced in a manner so as to give the maximum valid and enforceable effect to such provisions.

      15.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      15.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

      15.5 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

      15.6 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

                                    EXHIBIT A

                     ULTRAVISUAL MEDICAL SYSTEMS CORPORATION
                                 2000 STOCK PLAN

                                 EXERCISE NOTICE

UltraVisual Medical Systems Corporation
131 W. Wilson Street
Madison, WI 53703

Attn: Stock Plan Administrator

1. Exercise of Option. Effective as of today, _________, ________, 20____ the undersigned ("Optionee") hereby elects to exercise his or her option to purchase __________ shares of the Common Stock (the "Shares") of UltraVisual Medical Systems Corporation (the "Company") under and pursuant to the 2000 Stock Plan (the "Plan") and the Stock Option Award Agreement dated _________ _____, 20___, (the "Award Agreement"). ___________ Options exercised are Incentive Stock Options. ___________ Options exercised are Non qualifed Stock Options.

      2. Delivery of Payment/Withholding. Optionee herewith delivers to the Company the full purchase price of the Shares and any applicable withholding (unless other arrangements have been made for such withholding), as set forth in the Award Agreement.

      3. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist due to Optionee's exercise of the Option. The certificate evidencing the Shares shall be issued to Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

      4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

      5. Entire Agreement. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Award Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.

Submitted by:                          Accepted by:

OPTIONEE                               ULTRAVISUAL MEDICAL SYSTEMS CORPORATION

____________________________________   _______________________________________
Signature                              By

____________________________________   _______________________________________
Print Name                             Title

Address:                               Address:

____________________________________   _______________________________________

____________________________________   _______________________________________

                                       _______________________________________
                                       Date Received

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:          UltraVisual Medical Systems Corporation

SECURITY:         COMMON STOCK

AMOUNT:

DATE:

      In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

      (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

      (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statues, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities with be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

      (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

      In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

      (d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                            Signature of Optionee

                                            ____________________________________

                                            Date:_______________________________

                                       B-2